EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Hawkins, Inc.:

We consent to the incorporation by reference in the registration statements No. 333-87582 on Form S-8 relating to the Hawkins, Inc. Employee Stock Purchase Plan, as Amended and Restated, No 333-172761 on Form S-8 relating to the Hawkins, Inc. Employee Stock Purchase Plan, 333-123080 on Form S-8 relating to the Hawkins, Inc. 2004 Omnibus Stock Plan, and 333-174735 on Form S-8 relating to the Hawkins, Inc. 2010 Omnibus Incentive Plan of our report dated June 1, 2012, with respect to the consolidated balance sheets of Hawkins, Inc. as of April 1, 2012 and April 3, 2011, the related consolidated statements of income, shareholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended April 1, 2012, the related financial statement schedule, and the effectiveness of internal control over financial reporting as of April 1, 2012, which report appears in the April 1, 2012 annual report on Form 10-K of Hawkins, Inc.

/s/ KPMG LLP

Minneapolis, Minnesota

June 1, 2012